Exhibit 10.2

BIGCOMMERCE HOLDINGS, INC.

FOURTH AMENDED AND RESTATED VOTING AGREEMENT

BIGCOMMERCE HOLDINGS, INC.

FOURTH AMENDED AND RESTATED VOTING AGREEMENT

THIS FOURTH AMENDED AND RESTATED VOTING AGREEMENT (the “Agreement”) is made and entered into as of this 19th day of April, 2018, by and among BigCommerce Holdings, Inc., a Delaware corporation (the “Company”), each holder of the Company’s Series A Preferred Stock, $0.0001 par value per share (“Series A Preferred Stock”), Series B Preferred Stock, $0.0001 par value per share (“Series B Preferred Stock”), Series C Preferred Stock, $0.0001 par value per share (“Series C Preferred Stock”), Series D Preferred Stock, $0.0001 par value per share (“Series D Preferred Stock”), Series D-1 Preferred Stock, $0.0001 par value per share (“Series D-1 Preferred Stock”), Series E Preferred Stock, $0.0001 par value per share (“Series E Preferred Stock”), Series E-1 Preferred Stock, $0.0001 par value per share (“Series E-1 Preferred Stock”) and Series F Preferred Stock, $0.0001 par value (“Series F Preferred Stock,” and referred to herein collectively with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock, and Series E-1 Preferred Stock, as the “Preferred Stock”) listed on Schedule A (together with any subsequent investors, or transferees, who become parties hereto as “Investors” pursuant to Subsections 7.1(a) or 7.2 below, the “Investors”) and those certain stockholders of the Company listed on Schedule B (together with any subsequent stockholders or optionholders, or any transferees, who become parties hereto as “Key Holders” pursuant to Subsections 7.1(b) or 7.2 below, the “Key Holders,” and together collectively with the Investors, the “Stockholders”).

A. The Company and certain Stockholders are party to that certain Third Amended and Restated Voting Agreement, dated April 28, 2016 (the “Prior Agreement”). Concurrently with the execution of this Agreement, the Company and certain Investors are entering into a Series F Preferred Stock Purchase Agreement (the “Purchase Agreement”) providing for the issuance of shares of the Company’s Series F Preferred Stock, and in connection with that agreement the parties desire to amend and restate the Prior Agreement in its entirety as set forth in this Agreement.

B. The Fifth Amended and Restated Certificate of Incorporation of the Company (the “Restated Certificate”) provides that (a) the holders of record of the shares of the Company’s Series A Preferred Stock and Series B Preferred Stock, voting together as a single class on an as-converted basis, shall be entitled to elect one (1) director of the Company, (b) the holders of record of the shares of the Company’s Series C Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Company, (c) the holders of record of the shares of the Company’s Series D Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Company, (d) the holders of record of the shares of the Company’s Series E Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Company, (e) the holders of record of the shares of common stock of the Company, $0.0001 par value (“Common Stock”), exclusively and as a separate class, shall be entitled to elect one (1) director of the Company, (f) the holders of record of shares of Preferred Stock, voting together as a single class on an as-converted basis, shall be entitled to elect two (2) directors of the Company, and (g) the holders of record of the shares of Common Stock and of any other class or series of voting stock (including Preferred Stock), exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Company, if any.

C. The parties also desire to enter into this Agreement to set forth their agreements and understandings with respect to how shares of the Company’s capital stock held by them will be voted on, or tendered in connection with, an acquisition of the Company.

NOW, THEREFORE, the parties agree as follows:

1. Voting Provisions Regarding Board of Directors.

1.1 Size of the Board. Each Stockholder agrees to vote, or cause to be voted (with the Series D-1 Preferred Stock and Series E-1 Preferred Stock subject, in each case, to the Regulatory Voting Restriction (as defined in the Restated Certificate)), all Shares (as defined below) owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Company’s Board of Directors (the “Board”) shall be set and remain at seven (7) directors. Subject to the proviso at the end of this sentence, the term “Shares” shall mean any securities of the Company the holders of which are entitled to vote for members of the Board, including without limitation, all shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise; provided however, for purposes of this Section 1, the term “Shares” shall expressly exclude any and all shares of (i) Non-Voting Common Stock (as defined in the Restated Certificate) and (ii) Series F Preferred Stock ((i) and (ii) collectively, the “Non-Voting Shares”).

1.2 Board Composition. Each Stockholder agrees to vote, or cause to be voted, (with the Series D-1 Preferred Stock and Series E-1 Preferred Stock subject, in each case, to the Regulatory Voting Restriction) all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, the following persons shall be elected to the Board:

(a) One (1) individual designated by the holders of a majority of the Series A Preferred Stock and Series B Preferred Stock, voting together as a single class on an as-converted basis, which individual shall initially be Lawrence Bohn, for so long as such Stockholders and their Affiliates continue to own beneficially any shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of Series A Preferred Stock or Series B Preferred Stock).

(b) One (1) individual designated by Revolution Growth II, LP, which individual shall initially be Scott Hilleboe, for so long as Revolution Growth II, LP and its Affiliates continue to own beneficially at least 4,098,360 shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of Series C Preferred Stock).

(c) One (1) individual designated by SoftBank PrinceVille Investments, L.P., which seat shall initially be vacant, for so long as SoftBank PrinceVille Investments, L.P. and its Affiliates continue to own beneficially at least 3,853,564 shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of Series D Preferred Stock).

(d) One (1) individual designated by GGV Capital V L.P., which individual shall initially be Jeff Richards, for so long as GGV Capital V L.P. and its Affiliates continue to own beneficially at least 5,196,965 shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of Series E Preferred Stock).

(e) For so long as any shares of Common Stock remain outstanding, one (1) individual designated by the holders of a majority of the outstanding shares of Common Stock (excluding shares of Common Stock issued or issuable upon conversion of Preferred Stock), who shall be the Company’s Chief Executive Officer, who shall initially be Brent Bellm (the “CEO Director”); provided that if for any reason the CEO Director shall cease to serve as the Chief Executive Officer of the Company, each of the Stockholders shall promptly vote their respective Shares (i) to remove the former Chief Executive Officer from the Board if such person has not resigned as a member of the Board; and (ii) to elect such person’s replacement as Chief Executive Officer of the Company as the new CEO Director.

(f) Two (2) individuals designated by the majority vote or consent of the then current Board, who shall initially be Lorrie Norrington and Don Clarke.

To the extent that any of clauses (a) through (f) above shall not be applicable, any member of the Board who would otherwise have been designated in accordance with the terms thereof shall instead be voted upon as provided in the Company’s Restated Certificate.

For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

1.3 Failure to Designate a Board Member. In the absence of any designation from the Persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving shall be reelected if still eligible to serve as provided herein.

1.4 Removal of Board Members. Each Stockholder also agrees to vote, or cause to be voted, (with the Series D-1 Preferred Stock and Series E-1 Preferred Stock subject, in each case, to the Regulatory Voting Restriction) all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a) no director elected pursuant to Section 1 of this Agreement may be removed from office unless (i) such removal is directed or approved by the affirmative vote of the Person(s) entitled under Subsection 1.2 to designate that director or (ii) the Person(s) originally entitled to designate or approve such director or occupy such Board seat pursuant to Subsection 1.2 is no longer so entitled to designate or approve such director or occupy such Board seat;

(b) any vacancies created by the resignation, removal or death of a director elected pursuant to this Section 1 shall be filled pursuant to the provisions of this Section 1; and

(c) upon the request of any party entitled to designate a director as provided in Subsection 1.2 to remove such director, such director shall be removed.

All Stockholders agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of any party entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.

1.5 No Liability for Election of Recommended Directors. No Stockholder, nor any Affiliate of any Stockholder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Stockholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

1.6 Subsidiary Board Covenant. The Company covenants and agrees that any action of the board of directors of BigCommerce Pty Ltd, an Australian proprietary company and wholly owned subsidiary of the Company (“BigCommerce AUS”) and BigCommerce, Inc., a Texas corporation and wholly owned subsidiary of the Company (“BigCommerce TX”) will require and be subject to the prior written approval of the Company as sole shareholder of BigCommerce AUS or BigCommerce TX, as applicable (each of which will require the prior approval of the Board, including the approval of the director elected pursuant to Section 1.2(a), the director elected pursuant to Section 1.2(b), the director elected pursuant to Section 1.2(c) and the director elected pursuant to Section 1.2(d)).

2. Vote to Increase Authorized Common Stock. Each Stockholder agrees to vote, or cause to be voted, (with the Series D-1 Preferred Stock and Series E-1 Preferred Stock subject, in each case, to the Regulatory Voting Restriction) all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to increase the number of authorized shares of Common Stock from time to time to ensure that there will be sufficient shares of Common Stock available for conversion of all of the shares of Preferred Stock outstanding at any given time; provided however, notwithstanding the preceding sentence, the holders of Series F Preferred Stock and the holders of Non-Voting Common Stock will not be required to take any action or vote their shares in any manner other than as set forth in, and pursuant to, the Restated Charter.

3. Drag-Along Right.

3.1 Definitions. A “Sale of the Company” shall mean either: (a) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company (except one in which the holders of capital stock of the Company immediately prior to such transaction continue to hold at least a majority of the voting power of the capital stock of the surviving corporation) (a “Stock Sale”); or (b) a transaction that qualifies as a “Deemed Liquidation Event” as defined in the Restated Certificate.

3.2 Actions to be Taken. In the event that (i) the Board and (ii) the holders of a majority of the outstanding A-E Preferred Stock (as defined in the Restated Certificate), voting as a single class on an as-converted basis, ((i) and (ii) collectively, the “Stockholder Majority,” sometimes referred to herein as the “Selling Stockholders”), approve a Sale of the Company in writing, specifying that this Section 3 shall apply to such transaction, and such Sale of the Company is pursuant to an arm’s length offer or invitation in good faith, then each Stockholder and the Company hereby agree to the below (the “Drag-Along Right”) (with the Series D-1 Preferred Stock and the Series E-1 Preferred Stock subject, in each case, to the Regulatory Voting Restriction):

(a) if such transaction requires stockholder approval, with respect to all Shares (except for the Non-Voting Shares) that such Stockholder owns or over which such Stockholder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Shares (other than the Non-Voting Shares) in favor of, and adopt, such Sale of the Company (together with any related amendment to the Restated Certificate required in order to implement such Sale of the Company) and to vote all Shares (other than the Non-Voting Shares) in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

(b) if such transaction is a Stock Sale, to sell the same proportion of shares of capital stock of the Company beneficially held by such Stockholder as is being sold by the Selling Stockholders to the Person to whom the Selling Stockholders propose to sell their Shares, and on the same terms and conditions as the Selling Stockholders;

(c) to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Selling Stockholders in order to carry out the terms and provision of this Section 3, including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents;

(d) not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares of the Company owned by such party or Affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquiror in connection with the Sale of the Company;

(e) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company;

(f) if the consideration to be paid in exchange for the Shares pursuant to this Section 3 includes any securities and due receipt thereof by any Stockholder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (y) the provision to any Stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, the Company may cause to be paid to any such Stockholder in lieu thereof, against surrender of the Shares which would have otherwise been sold by such Stockholder, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which such Stockholder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares; and

(g) solely with respect to Stockholders other than Goldman, Sachs & Co. (“Goldman”), in the event that the Selling Stockholders, in connection with such Sale of the Company, appoint a stockholder representative (the “Stockholder Representative”) with respect to matters affecting the Stockholders under the applicable definitive transaction agreements following consummation of such Sale of the Company, (x) to consent to (i) the appointment of such Stockholder Representative, (ii) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (iii) the payment of such Stockholder’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Stockholder Representative in connection with such Stockholder Representative’s services and duties in connection with such Sale of the Company and its related service as the representative of the Stockholders, and (y) not to assert any claim or commence any suit against the Stockholder Representative or any other Stockholder with respect to any action or inaction taken or failed to be taken by the Stockholder Representative in connection with its service as the Stockholder Representative, absent fraud or willful misconduct.

3.3 Procedure.

(a) If the Stockholder Majority elects to exercise the Drag-Along Right, the Stockholder Majority must send a notice to all Stockholders (the “Drag-Along Notice”) setting out:

(i) the proposed purchase price to be paid in connection with the Sale of the Company; and

(ii) any other terms on which all of the shares are to be sold, including the proposed closing date for the Sale of the Company and containing copies of the documents required to be executed to effect the Sale of the Company.

(b) Unless otherwise approved by the Stockholder Majority, the closing of the Sale of the Company shall take place at the Company’s registered office and at the time and on the date specified in the Drag-Along Notice.

(c) The Drag-Along Notice and all obligations thereunder (including any obligations under Subsection 3.2) shall terminate if the Stockholder Majority do not sell and transfer all of the shares which they hold as described under the Drag-Along Notice.

3.4 Exceptions. Notwithstanding the foregoing, a Stockholder will not be required to comply with Subsection 3.2 above in connection with any proposed Sale of the Company (the “Proposed Sale”) unless:

(a) any representations and warranties to be made by such Stockholder in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Shares, including but not limited to representations and warranties that (i) the Stockholder holds all right, title and interest in and to the Shares such Stockholder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Stockholder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Stockholder have been duly executed by the Stockholder and delivered to the acquirer and are enforceable against the Stockholder in accordance with their respective terms and (iv) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the Stockholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement, law or judgment, order or decree of any court or governmental agency;

(b) the Stockholder shall not be liable for the inaccuracy of any representation or warranty made by any other Person in connection with the Proposed Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders);

(c) no Stockholder, its Affiliates or its successors shall be compelled to approve or make any representation or warranty (other than provisions relating to its equity ownership in the Company) with respect to, approve or enter into any amendment of, or waive any of its rights or claims under, any provision of any commercial agreement with the Company, including without limitation any provision intended to address the regulatory status of American Express Travel Related Services Company, Inc. (“AXP”);

(d) the liability for indemnification, if any, of such Stockholder in the Proposed Sale and for the inaccuracy of any representations and warranties made by the Company or its Stockholders in connection with such Proposed Sale, is several and not joint with any other Person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders), and, except with respect to liability for breaches of representations made by the stockholders, is pro rata in proportion to, and does not exceed, the amount of consideration paid to such Stockholder in connection with such Proposed Sale;

(e) liability shall be limited to such Stockholder’s applicable share (determined based on the respective proceeds payable to each Stockholder in connection with such Proposed Sale in accordance with the provisions of the Restated Certificate) of a negotiated aggregate indemnification amount that applies equally to all Stockholders but that in no event exceeds the amount of consideration otherwise payable to such Stockholder in connection with such Proposed Sale, except with respect to claims related to fraud by such Stockholder, the liability for which need not be limited as to such Stockholder;

(f) upon the consummation of the Proposed Sale, (i) each holder of each class or series of the Company’s stock will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of stock, (ii) each holder of a series of Preferred Stock will receive the same amount of consideration per share of such series of Preferred Stock as is received by other holders in respect of their shares of such same series (and in the case of holders of shares of Series D-1 Preferred Stock, no less than every other holder of shares of Series D Preferred Stock that participates in the Proposed Sale with respect to such shares of Series D Preferred Stock, and in the case of holders of shares of Series E-1 Preferred Stock, no less than every other holder of shares of Series E Preferred Stock that participates in the Proposed Sale with respect to such shares of Series E Preferred Stock), (iii) each holder of Common Stock will receive the same amount of consideration per share of Common Stock as is received by other holders in respect of their shares of Common Stock, and (iv) the aggregate consideration receivable by all holders of the Preferred Stock and Common Stock shall be allocated among the holders of Preferred Stock and Common Stock in accordance with the Company’s Certificate of Incorporation in effect immediately prior to the Proposed Sale;

(g) such Stockholder is not required to enter into any agreement imposing non-competition, non-solicitation or similar covenants on such Stockholder (except any Stockholder who is an employee of the Company at the time of the Proposed Sale);

(h) such Proposed Sale results in the sale of 100% of the Company’s outstanding capital stock; and

(i) solely with respect to any Sale of the Company consummated prior to January 1, 2020, the holders of Series F Preferred Stock shall not have any obligation to comply with any of the provisions of Section 3.2(a) if such Sale of the Company would result in proceeds payable to the holders of Series F Preferred Stock in cash and freely tradeable securities in an aggregate amount per share of Series F Preferred Stock that is less than 1.5 times the Series F Original Issue Price (as defined in the Restated Charter and subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series F Preferred Stock).

3.5 Stock Sale. No Stockholder shall be a party to any Stock Sale unless such Stock Sale is conducted in accordance with the Right of First Refusal and Co-Sale Agreement, dated on the date hereof, by and among the Company and the Stockholders listed there, as such may be amended from time to time, and the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in the Company’s Certificate of Incorporation in effect immediately prior to the Stock Sale (as if such transaction were a Deemed Liquidation Event).

4. Remedies.

4.1 Covenants of the Company. The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided in this Agreement.

4.2 Irrevocable Proxy and Power of Attorney. Each Proxy Party (as defined below) hereby constitutes and appoints, as the proxies of the party and hereby grants a power of attorney to the President of the Company, and a designee of the Selling Stockholders (which proxy holder shall not be a Regulated Holder or its BHCA Transferees (each, as defined in the Restated Certificate)), and each of them, with full power of substitution, with respect to the matters set forth herein, including without limitation, election of persons as members of the Board in accordance with Section 1 hereto, votes to increase authorized shares pursuant to Section 2 hereof and votes regarding any Sale of the Company pursuant to Section 3 hereof, and hereby authorizes each of them to represent and to vote, if, but not only if, the party (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such party’s Shares in favor of the election of persons as members of the Board determined pursuant to and in accordance with the terms and provisions of this Agreement or the increase of authorized shares or approval of any Sale of the Company pursuant to and in accordance with the terms and provisions of Sections 2 and 3, respectively, of this Agreement or to take any action necessary to effect Sections 2 and 3, respectively, of this Agreement (and with respect to the Series D-1 Preferred Stock and Series E-1 Preferred Stock, in each such case subject to the Regulatory Voting Restriction). Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Section 6 hereof. Each party hereto hereby revokes any and all previous proxies or powers of attorney with respect to the Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 6 hereof, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein. “Proxy Party” means (i) initially, all parties to this Agreement other than Goldman, and (ii) following any breach by Goldman of any of the voting requirements set forth in Sections 1, 2 or 3 hereof that are applicable to Goldman, all parties to this Agreement including Goldman.

4.3 Specific Enforcement. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Stockholders shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

4.4 Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4.5 Conversion of Series D-1 Preferred Stock. If shares of Series D-1 Preferred Stock are converted into shares of Series D Preferred Stock in connection with a Permitted Regulatory Transfer (as defined in the Restated Certificate) pursuant to the Restated Certificate and, at the time of any such conversion, there are insufficient authorized shares of Series D Preferred Stock to permit the full conversion of such applicable shares of Series D-1 Preferred Stock, then prior to the closing of any such conversion, each Stockholder agrees to vote or cause to be voted all Shares (other than the Non-Voting Shares) owned by such Stockholder, or over which such Stockholder has voting control (with the Series D-1 Preferred Stock and the Series E-1 Preferred Stock subject to the Regulatory Voting Restriction), from time to time, in whatever manner as shall be necessary to increase the number of authorized shares of Series D Preferred Stock to ensure that there will be sufficient shares of Series D Preferred Stock available for conversion of Series D-1 Preferred Stock upon such Permitted Regulatory Transfer.

4.6 Conversion of Series E-1 Preferred Stock. If shares of Series E-1 Preferred Stock are converted into shares of Series E Preferred Stock in connection with a Permitted Regulatory Transfer (as defined in the Restated Certificate) pursuant to the Restated Certificate and, at the time of any such conversion, there are insufficient authorized shares of Series E Preferred Stock to permit the full conversion of such applicable shares of Series E-1 Preferred Stock, then prior to the closing of any such conversion, each Stockholder agrees to vote or cause to be voted all Shares (other than the Non-voting Shares) owned by such Stockholder, or over which such Stockholder has voting control (with the Series D-1 Preferred Stock and the Series E-1 Preferred Stock subject to the Regulatory Voting Restriction), from time to time, in whatever manner as shall be necessary to increase the number of authorized shares of Series E Preferred Stock to ensure that there will be sufficient shares of Series E Preferred Stock available for conversion of Series E-1 Preferred Stock upon such Permitted Regulatory Transfer.

5. “Bad Actor” Matters

5.1 Representation. Each Person other than Goldman with the right to designate or participate in the designation of a director pursuant to this Agreement hereby represents that none of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act (a “Disqualification Event”) is applicable to such Person or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Agreement, “Rule 506(d) Related Party” shall mean a person or entity covered by the “Bad Actor disqualification” provision of Rule 506(d) of the Securities Act.

5.2 Covenants.

(a) Each Person other than Goldman and General Catalyst Group V, L.P. and its Affiliates with the right to designate or participate in the designation of a director pursuant to this Agreement hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to such Person or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

(b) In the event the Company proposes an offering of its securities in reliance on Rule 506 of the Securities Act, the Company intends to conduct an inquiry of all Investors and Key Holders that beneficially own 20% or more of the Company’s then outstanding voting equity securities, calculated on the basis of voting power (each, a “20% Holder”), as to whether any 20% Holder or any Rule 506(d) Related Party of such 20% Holder is a “bad actor” within the meaning of Rule 506(d) promulgated under the Securities Act (each, a “Bad Actor”). Each Stockholder other than Goldman hereby agrees that it shall provide information reasonably requested by the Company in order to conduct its inquiry within five (5) business days after the date of the Company’s request therefor.

6. Term. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earliest to occur of (a) the consummation of the Company’s first underwritten public offering of its Common Stock (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or an SEC Rule 145 transaction); (b) the consummation of a Sale of the Company and distribution of proceeds to or escrow for the benefit of the Stockholders in accordance with the Restated Certificate, provided that the provisions of Section 3 hereof will continue after the closing of any Sale of the Company to the extent necessary to enforce the provisions of Section 3 with respect to such Sale of the Company, the provisions of Subsection 4.5 will continue so long as shares of Series D-1 Preferred Stock remain outstanding and the provisions of Subsection 4.6 will continue so long as shares of Series E-1 Preferred Stock remain outstanding; and (c) termination of this Agreement in accordance with Subsection 7.8 below.

7. Miscellaneous.

7.1 Additional Parties.

(a) Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Preferred Stock after the date hereof, as a condition to the issuance of such shares the Company shall require that any purchaser of Preferred Stock become a party to this Agreement by executing and delivering (i) the Adoption Agreement attached to this Agreement as Exhibit A, or (ii) a counterpart signature page hereto agreeing to be bound by and subject to the terms of this Agreement as an Investor and Stockholder hereunder. In either event, each such person shall thereafter shall be deemed an Investor and Stockholder for all purposes under this Agreement.

(b) In the event that after the date of this Agreement, the Company enters into an agreement with any Person to issue shares of capital stock to such Person (other than to a purchaser of Preferred Stock described in Subsection 7.1(a) above), following which such Person shall hold Shares constituting one percent (1%) or more of the Company’s then outstanding capital stock (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised and/or converted or exchanged), then, the Company shall cause such Person, as a condition precedent to entering into such agreement, to become a party to this Agreement by executing an Adoption Agreement in the form attached hereto as Exhibit A, agreeing to be bound by and subject to the terms of this Agreement as a Stockholder and thereafter such person shall be deemed a Stockholder for all purposes under this Agreement.

7.2 Transfers. Each transferee or assignee of any Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be an Investor and Stockholder, or Key Holder and Stockholder, as applicable. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Subsection 7.2. Each certificate representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be endorsed by the Company with the legend set forth in Subsection 7.11.

7.3 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.4 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware.

7.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on Schedule A or Schedule B hereof or a completed Exhibit A hereto, as applicable, or at such other address, facsimile or electronic mail address as such party may designate by ten (10) days advance written notice to the other parties hereto given in accordance with this Subsection 7.7. If notice is given to the Company, it shall be sent to Four Points Centre, Building II, 11305 Four Points Drive, Suite 300, Austin, Texas 78726, Attention: General Counsel; and a copy (which shall not constitute notice) shall also be sent to DLA Piper LLP (US), 401 Congress Avenue, Suite 2500, Austin, Texas 78701, Attn: Samer M. Zabaneh.

7.8 Consent Required to Amend, Terminate or Waiver. This Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company; and (b) the Stockholder Majority, with the Series D-1 Preferred Stock and the Series E-1 Preferred Stock treated as not subject to the Regulatory Voting Restriction for this purpose. Notwithstanding the foregoing:

(a) This Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to any Investor without the written consent of such Investor unless such amendment, termination or waiver applies to all Investors, as the case may be, in the same fashion.

(b) Any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party.

(c) The provisions of Subsection 1.2 relating to rights of the Series A Preferred Stock and Series B Preferred Stock to elect directors, and this Subsection 7.8(c), shall not be amended or waived without the written consent of the holders of a majority of the Series A Preferred Stock and Series B Preferred Stock, voting as a single class on an as-converted basis.

(d) The provisions of Subsection 1.2 relating to rights of the Series C Preferred Stock to elect a director, and this Subsection 7.8(d) shall not be amended or waived without the written consent of the holders of a majority of the Series C Preferred Stock.

(e) The provisions of Subsection 1.2 relating to rights of the Series D Preferred Stock to elect a director, and this Subsection 7.8(e), shall not be amended or waived without the written consent of the holders of at least two-thirds of the outstanding shares of Series D Preferred Stock.

(f) The provisions of Subsection 1.2 relating to rights of the Series E Preferred Stock to elect a director and this Subsection 7.8(f) shall not be amended or waived without the written consent of the holders of at least 60% of the outstanding shares of Series E Preferred Stock.

(g) The provisions of Subsection 1.6 relating to the BigCommerce AUS and BigCommerce TX board of directors, and this Subsection 7.8(g) shall not be amended or waived without the written consent of the Stockholder Majority.

(h) The provisions of Sections 3 (with respect to any specific reference to the Series D-1 Preferred Stock, Series E-1 Preferred Stock or Regulated Holders), 4.5, 4.6, 6 (with respect to any specific reference to the Series D-1 Preferred Stock, Series E-1 Preferred Stock or Regulated Holders), 7.8(h), 7.18, 7.19 and any other specific reference in this Agreement to Series D-1 Preferred Stock or Series E-1 Preferred Stock, or the treatment thereof, a Regulated Holder, the Regulatory Voting Restriction or any provision intended to address the regulatory status of a Regulated Holder may be amended and the observance of any term thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (x) AXP in order to be enforceable against AXP and its affiliates (as defined in Regulation Y (12 C.F.R. Part 225)) and (y) for so long as any Regulated Holder or its BHCA Transferee holds any shares of Series D-1 Preferred Stock or Series E-1 Preferred Stock, the holders of a majority of the then-outstanding shares of Series D-1 Preferred Stock and Series E-1 Preferred Stock, voting together (with the Series D-1 Preferred Stock and the Series E-1 Preferred Stock treated as not subject to the Regulatory Voting Restriction for this purpose) in order to be enforceable against any Regulated Holder or BHCA Transferee.

(i) The provisions of Sections 3, 4.2, 5.1 and 5.2, in each case, as they apply to Goldman, this Section 7.8(i), and any other specific reference in this Agreement to Goldman shall not be amended and the observance of any such term thereof shall not be waived (either generally or in a particular instance and either retroactively or prospectively) without the prior written consent of Goldman.

The Company shall give prompt written notice of any amendment, termination or waiver hereunder to any party that did not consent in writing thereto. Any amendment, termination or waiver effected in accordance with this Subsection 7.8 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, termination or waiver. For purposes of this Subsection 7.8, the requirement of a written instrument may be satisfied in the form of an action by written consent of the Stockholders circulated by the Company and executed by the Stockholder parties specified, whether or not such action by written consent makes explicit reference to the terms of this Agreement.

7.9 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.10 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

7.11 Legend on Share Certificates. Each certificate representing any Shares issued after the date hereof shall be endorsed by the Company with a legend reading substantially as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

The Company, by its execution of this Agreement, agrees that it will cause the certificates evidencing the Shares issued after the date hereof to bear the legend required by this Subsection 7.11 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing Shares upon written request from such holder to the Company at its principal office. The parties to this Agreement do hereby agree that the failure to cause the certificates evidencing the Shares to bear the legend required by this Subsection 7.11 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

7.12 Stock Splits, Stock Dividends, etc. In the event of any issuance of Shares of the Company’s voting securities hereafter to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Subsection 7.11.

7.13 Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. For the avoidance of doubt, voting of the Shares pursuant to the Agreement need not make explicit reference to the terms of this Agreement.

7.14 Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

7.15 Aggregation of Stock. All Shares held or acquired by a Stockholder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

7.16 Spousal Consent. If any individual Stockholder is married on the date of this Agreement, such Stockholder’s spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit B hereto (“Consent of Spouse”), effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Stockholder’s Shares that do not otherwise exist by operation of law or the agreement of the parties. If any individual Stockholder should marry or remarry subsequent to the date of this Agreement, such Stockholder shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

7.17 Entire Agreement. Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated to read in its entirety as set forth in this Agreement. This Agreement (including the Exhibits hereto), the Restated Certificate, and the other Transaction Agreements (as defined in the Purchase Agreement) constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

7.18 Treatment of Series D-1 Preferred Stock and Series E-1 Preferred Stock. Unless otherwise set forth in this Agreement, for all purposes of this Agreement, the Series D-1 Preferred Stock and Series E-1 Preferred Stock shall be treated as being convertible (without actual conversion) into shares of Common Stock at the then applicable conversion price of the Series D-1 Preferred Stock or the Series E-1 Preferred Stock as set forth in the Restated Certificate.

7.19 Regulated Holder. In the event that a Regulated Holder or its BHCA Transferees is required or permitted to sell its shares pursuant to Section 3, the Company, the Key Holders and the Investors will use commercially reasonable efforts to negotiate in good faith the terms of such transaction, as applicable, including without limitation the terms and characteristics of any securities issued pursuant to such transaction and the form of any consideration paid, to comply with any regulatory requirements and practices applicable to the Regulated Holder or its BHCA Transferees.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Voting Agreement as of the date first written above.

COMPANY:

BIGCOMMERCE HOLDINGS, INC.

By:	/s/ Robert Alvarez
Name:	Robert Alvarez
Title:	Chief Financial Officer

Signature Page to

Fourth Amended and Restated Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Voting Agreement as of the date first written above.

KEY HOLDERS:

Signature:	/s/ Wadih Phillipe Machaalani
Name:	Wadih Phillipe Machaalani

Signature:	/s/ Mitchell Harper
Name:	Mitchell Harper

Signature Page to

Fourth Amended and Restated Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Voting Agreement as of the date first written above.

KEY HOLDERS:

Signature:	/s/ Brent Bellm
Name:	Brent Bellm

Signature:	/s/ Robert Alvarez
Name:	Robert Alvarez

Signature:	/s/ Russell Klein
Name:	Russell Klein

Signature Page to

Fourth Amended and Restated Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Voting Agreement as of the date first written above.

INVESTORS: GENERAL CATALYST GROUP V, L.P.			GC ENTREPRENEURS FUND V, L.P.

By:	General Catalyst Partners V, L.P. Its General Partner		By:	General Catalyst Partners V, L.P. Its General Partner

	By:	General Catalyst GP V, LLC Its General Partner		By:	General Catalyst GP V, LLC Its General Partner

	By:	/s/ Chris McCain		By:	/s/ Chris McCain
		Name: Chris McCain			Name: Chris McCain
		Title: Chief Legal Officer			Title: Chief Legal Officer

GENERAL CATALYST GROUP IV, L.P.			GC ENTREPRENEURS FUND IV, L.P.

By:	General Catalyst Partners IV, L.P. Its General Partner		By:	General Catalyst Partners IV, L.P. Its General Partner

	By:	General Catalyst GP IV, LLC Its General Partner		By:	General Catalyst GP IV, LLC Its General Partner

	By:	/s/ Chris McCain		By:	/s/ Chris McCain
		Name: Chris McCain			Name: Chris McCain
		Title: Chief Legal Officer			Title: Chief Legal Officer

GENERAL CATALYST GROUP V SUPPLEMENTAL, L.P.

By:	General Catalyst Partners V, L.P. its General Partner

	By:	General Catalyst GP V, LLC its General Partner

	By:	/s/ Chris McCain
Name: Chris McCain
Title: Chief Legal Officer

Signature Page to

Fourth Amended and Restated Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Voting Agreement as of the date first written above.

REVOLUTION GROWTH II, LP

By:	Revolution Growth GP II, LP
its General Partner

By:	Revolution Growth UGP II, LLC
its General Partner

By:	/s/ Steven J. Murray
Name:	Steven J. Murray
Title:	Operating Manager

Signature Page to

Fourth Amended and Restated Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Voting Agreement as of the date first written above.

SOFTBANK PRINCEVILLE INVESTMENTS, L.P.

By:	SB PV GP LP, its General Partner

By:	SB PV GP LLC, its General Partner

By:	/s/ Steven J. Murray
Name:	Steven J. Murray
Title:	Managing Member

Signature Page to

Fourth Amended and Restated Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Voting Agreement as of the date first written above.

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

By:	/s/ Lisa Marchese
Name:	Lisa Marchese
Title:	EVP – Head of Strategy and M&A

Signature Page to

Fourth Amended and Restated Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Voting Agreement as of the date first written above.

TELSTRA VENTURES PTY LIMITED

By:	/s/ Mark Sherman
Name:	Mark Sherman
Title:	Managing Director, Telstra Ventures Pty Limited

By:	/s/ Matthew Koertge
Name:	Matthew Koertge
Title:	Managing Director, Telstra Ventures Pty Limited

Signature Page to

Fourth Amended and Restated Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Voting Agreement as of the date first written above.

GGV CAPITAL V L.P.

By:	GGV Capital V L.L.C., its General Partner

By:	/s/ Jeff Richards
Name:	Jeff Richards
Title:	Managing Director

GGV CAPITAL V ENTREPRENEURS FUND L.P.

By:	GGV Capital V L.L.C., its General Partner

By:	/s/ Jeff Richards
Name:	Jeff Richards
Title:	Managing Director

Signature Page to

Fourth Amended and Restated Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Voting Agreement as of the date first written above.

TENAYA CAPITAL VI, LP

By:	Tenaya Capital VI GP, LLC,
its General Partner

By:	/s/ Dave Markland
Name:	Dave Markland
Title:	Attorney-In-Fact

Signature Page to

Fourth Amended and Restated Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Voting Agreement as of the date first written above.

FLOODGATE FUND III, L.P.
on behalf of itself and as nominee for certain other individuals and entities

By:	Floodgate Partners III, L.L.C.
Its general partner

By:	/s/ Michael J. Maples Jr.
Name:	Michael J. Maples Jr.
Title:	Managing Member

Signature Page to

Fourth Amended and Restated Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Voting Agreement as of the date first written above.

THE WASHINGTON UNIVERSITY

By:	/s/ Scott L. Wilson
Name:	Scott L. Wilson
Title:	Chief Investment Officer

Signature Page to

Fourth Amended and Restated Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Voting Agreement as of the date first written above.

eT Capital, L.P.

By:	/s/ Li-Chen Lin
Name:	Li-Chen Lin
Title:	Authorized Signatory

Signature Page to

Fourth Amended and Restated Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Voting Agreement as of the date first written above.

GOLDMAN SACHS & CO. LLC

By:	/s/ Hillel Moerman
Name:	Hillel Moerman
Title:	Managing Director

Signature Page to

Fourth Amended and Restated Voting Agreement

SCHEDULE A

INVESTORS

GENERAL CATALYST GROUP V, L.P. (1)

20 University Road, Suite 450

Cambridge, MA 02138

Attn: Chris McCain

GC ENTREPRENEURS FUND V, L.P. (1)

20 University Road, Suite 450

Cambridge, MA 02138

Attn: Chris McCain

GENERAL CATALYST GROUP IV, L.P. (1)

20 University Road, Suite 450

Cambridge, MA 02138

Attn: Chris McCain

GC ENTREPRENEURS FUND IV, L.P. (1)

20 University Road, Suite 450

Cambridge, MA 02138

Attn: Chris McCain

GENERAL CATALYST GROUP V SUPPLEMENTAL, L.P. (1)

20 University Road, Suite 450

Cambridge, MA 02138

Attn: Chris McCain

Stephan Schambach

Ricarda-Huch-Weg 16

07743 Jena, Germany

FLOODGATE FUND III, L.P.

820 Ramona Street, Suite 200

Palo Alto, CA 94301

REVOLUTION GROWTH II, LP (2)

1717 Rhode Island Avenue, N.W.

Washington, DC 20036

SOFTBANK PRINCEVILLE INVESTMENTS, L.P.(3)

38 Glen Avenue

Newton, MA 02459

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

200 Vesey Street

Mail Drop 51-03

New York, NY 10285

Attn: General Counsel / Chief Development Officer

TELSTRA VENTURES PTY LIMITED

575 Market Street, Suite 1650

San Francisco, CA 94105

COPY TO: TELSTRA CORPORATION LIMITED LEVEL 41

242 Exhibition Street

Melbourne, Victoria, 3000 Australia

MILLENNIUM TECHNOLOGY VALUE PARTNERS II, LP

32 Avenue of the Americas

17th Floor

New York, NY 10013

MILLENNIUM TECHNOLOGY VALUE PARTNERS II-A, LP

32 Avenue of the Americas

17th Floor

New York, NY 10013

TENAYA CAPITAL VI, LP

3280 Alpine Road

Portola Valley, CA 94028

SPLIT ROCK PARTNERS II, LP

10400 Viking Drive, Suite 250

Eden Prairie, MN 55344

GGV CAPITAL V L.P.

3000 Sand Hill Road

Building 4, Suite 230

Menlo Park, CA 94025

Attention: Jeff Richards

GGV CAPITAL V ENTREPRENEURS FUND L.P.

3000 Sand Hill Road

Building 4, Suite 230

Menlo Park, CA 94025

Attention: Jeff Richards

THE WASHINGTON UNIVERSITY

11 North Jackson, Campus Box 1047

St. Louis, MO 63105

Attention: Daniel Feder

ET CAPITAL, L.P.

KAL RAMAN

SVIC NO. 32 NEW TECHNOLOGY BUSINESS INVESTMENT L.L.P.

GOLDMAN SACHS & CO. LLC

200 West Street

New York, New York 10282

Attention: Hristo D. Dimitrov, VP & Associate General Counsel

(1) With a copy (which shall not constitute notice) to:

Cooley LLP

500 Boylston Street

Boston, MA 02116

Attn: Patrick Mitchell

(2) With a copy (which shall not constitute notice) to:

Cooley LLP

One Freedom Square

Reston Town Center

11951 Freedom Drive

Reston, VA 20190

Attn: Geoff Willard/Brian Burke

(3) With a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Attn: Edwin C. Pease

(4) With a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

201 Redwood Shores Parkway

Redwood Shores, CA 94065

Attn: Eric Schwartzman

5) With a copy (which shall not constitute notice) to:

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Attn: Edward M. Zimmerman

SCHEDULE B

KEY HOLDERS

WADIH PHILLIPE MACHAALANI

MITCHELL HARPER

BRENT BELLM

11305 Four Points Drive

Building II, Third Floor

Austin, TX 78726

ROBERT ALVAREZ

11305 Four Points Drive

Building II, Third Floor

Austin, TX 78726

RUSSELL KLEIN

11305 Four Points Drive

Building II, Third Floor

Austin, TX 78726

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on ___________________, 20__, by the undersigned (the “Holder”) pursuant to the terms of that certain Fourth Amended and Restated Voting Agreement dated as of April 19, 2018 (the “Agreement”), by and among the Company and certain of its Stockholders, as such Agreement may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows.

1.1 Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”) for one of the following reasons (Check the correct box):

☐

as a transferee of Shares from a party in such party’s capacity as an “Investor” bound by the Agreement, and after such transfer, Holder shall be considered an “Investor” and a “Stockholder” for all purposes of the Agreement.

☐

as a transferee of Shares from a party in such party’s capacity as a “Key Holder” bound by the Agreement, and after such transfer, Holder shall be considered a “Key Holder” and a “Stockholder” for all purposes of the Agreement.

☐	as a new Investor in accordance with Subsection 6.1(a) of the Agreement, in which case Holder will be an “Investor” and a “Stockholder” for all purposes of the Agreement.

☐	in accordance with Subsection 6.1(b) of the Agreement, as a new party who is not a new Investor, in which case Holder will be a “Stockholder” for all purposes of the Agreement.

1.2 Agreement. Holder hereby (a) agrees that the Stock, and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3 Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

HOLDER:	ACCEPTED AND AGREED:

By:	BIGCOMMERCE HOLDINGS, INC.
Name and Title of Signatory

Address:	By:

Title:

Facsimile Number:

EXHIBIT B

CONSENT OF SPOUSE

I, ____________________, spouse of ______________, acknowledge that I have read the Fourth Amended and Restated Voting Agreement, dated as of April 19, 2018, to which this Consent is attached as Exhibit B (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding the voting and transfer of shares of capital stock of the Company that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated:
[Name of Key Holder’s Spouse, if any]